                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.__________)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement       [ ] Confidential, for Use of the
     [X]  Definitive Proxy Statement            Commission Only (as permitted by
     [ ]  Definitive Additional Materials       Rule 14a-6(e)(2))
     [ ]  Soliciting Material Pursuant to
          Rule 14a-11(c) or Rule 14a-12

                             Books-A-Million, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                                                     May 1, 2001

Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 7, 2001 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203.

         The principal business of the meeting will be (i) to elect a class of directors to serve a three-year term expiring in 2004; (ii) to approve an amendment to the Company's Stock Option Plan that will increase the number of shares of Common Stock reserved for grants of options under the Plan from 3,300,000 to 3,800,000 and (iii) to ratify the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the fiscal year ending February 2, 2002. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2002.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.



                                       Sincerely yours,


                                       /s/Clyde B. Anderson
                                       Clyde B. Anderson
                                       Chairman and Chief Executive Officer

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 7, 2001 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203. The meeting is called for the following purposes:

         (1) To elect a class of directors for a three-year term expiring in 2004;

         (2) To approve an amendment to the Company's Stock Option Plan that will increase the number of shares of Common Stock reserved for grants of options under the Plan from 3,300,000 to 3,800,000;

         (3) To ratify the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the fiscal year ending February 2, 2002; and

         (3) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 17, 2001 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.



                                       By Order of the Board of Directors,


                                       /s/Sandra B. Cochran
                                       Sandra B. Cochran
                                       President and Secretary


May 1, 2001
Birmingham, Alabama

         IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211


                                 PROXY STATEMENT

         This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 7, 2001 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about May 1, 2001 to the Company's stockholders of record on the Record Date, as defined below.

         THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

                             SHARES ENTITLED TO VOTE

         Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted (i) FOR the election as directors of the nominees listed in this Proxy Statement; (ii) FOR the amendment to the Company's Stock Option Plan ("the Stock Option Plan") that will increase the number of shares of Common Stock reserved for grants of options under the Plan from 3,300,000 to 3,800,000 and (iii) FOR ratification of the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the Company's fiscal year ending February 2, 2002 ("fiscal 2002"). The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

         Only holders of record of Common Stock as of the close of business on April 17, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 17,179,257 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to vote must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

         Under Delaware law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

         Approval of the proposals to amend the Company's Stock Option Plan, to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor for fiscal 2002 and any other matters that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal. Broker non-votes, meaning those Shares held by a broker or nominee as to which such broker or nominee does not have discretionary voting power, will not be counted as votes for or against approval of such matters.

         With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominee or nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. The current term of Mr. Charles C. Anderson, Dr. J. Barry Mason and Mr. William H. Rogers, Jr. expires upon the election and qualification of the directors to be elected at this Annual Meeting. The Board of Directors has nominated Mr. Anderson, Dr. Mason and Mr. Rogers for re-election to the Board of Directors at the Annual Meeting, to serve until the 2004 annual meeting of stockholders and until their successors are duly elected and qualified.

         All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Mr. Charles C. Anderson, Dr. J. Barry Mason and Mr. William H. Rogers, Jr. to the Board of Directors. Mr. Anderson, Dr. Mason and Mr. Rogers have each consented to serve as a director of the Company if elected. If at the time of the Annual Meeting, Mr. Anderson, Dr. Mason or Mr. Rogers is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Anderson, Dr. Mason or Mr. Rogers will be unable or will decline to serve as a director.

         Stockholders may withhold their votes from a nominee by so indicating in the space provided on the enclosed proxy card.

         Set forth below is certain information furnished to the Company by Mr. Charles C. Anderson, Dr. J. Barry Mason and Mr. William H. Rogers, Jr. and by each of the incumbent directors whose terms will continue following the Annual Meeting.

NOMINEES FOR ELECTION - TERM EXPIRING 2004

CHARLES C. ANDERSON
Age: 66

         Charles C. Anderson served as the Chairman of the Board of the Company for more than 28 years. He also served as the Chief Executive Officer of the Company from 1964 to July 1992. Mr. Anderson is the father of Clyde B. Anderson, the Company's Chief Executive Officer and Chairman of the Board of Directors, and Terry C. Anderson, a member of the Company's Board of Directors.

J. BARRY MASON
Age: 60

         J. Barry Mason has served as a director of the Company since April 1998. Dr. Mason has held the positions of Dean and Thomas D. Russell Professor of Business at Culverhouse College of Commerce, The University of Alabama since 1988.

WILLIAM H. ROGERS, JR.
Age: 43

         William H. Rogers, Jr. has served as a director of the Company since November 2000. Mr. Rogers serves as Executive Vice President, Private Client Services for SunTrust Banks, Incorporated and has held various other positions with SunTrust since 1980.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
         VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE.

INCUMBENT DIRECTOR - TERM EXPIRING 2002

TERRY C. ANDERSON
Age: 43

         Terry C. Anderson has served as a director of the Company since April 1998. Mr. Anderson serves as the President and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, since July 1988. Mr. Anderson is the son of Charles C. Anderson, a member of Company's Board of Directors, and the brother of Clyde B. Anderson, the Company's Chief Executive Officer and Chairman of the Company's Board of Directors.

INCUMBENT DIRECTORS - TERM EXPIRING 2003

CLYDE B. ANDERSON
Age: 40

         Clyde B. Anderson has served as a director of the Company since August 1987. Mr. Anderson has served as the Chairman of the Board of the Company since January 2000 and the Chief Executive Officer of the Company since July 1992. Mr. Anderson served as the President of the Company from November 1987 to August 1999. From November 1987 to March 1994, Mr. Anderson also served as the Company's Chief Operating Officer. Mr. Anderson serves on the Board of Directors and the Compensation Committee of Hibbett Sporting Goods, Inc., a sporting goods retailer. Mr. Anderson is the son of Charles C. Anderson and the brother of Terry C. Anderson, both members of the Company's Board of Directors.

RONALD G. BRUNO
Age: 49

         Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since September 1995 and has served as a director of the Company since September 1992. Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno's Supermarkets, Inc., a supermarket retailing chain, for over five years. Mr. Bruno is a director of Bruno's Supermarkets, Inc., Russell Corporation, a sports apparel manufacturing company, and Southtrust Bank of Alabama, N.A.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Company's Board of Directors held eight meetings during the Company's fiscal year ended February 3, 2001 ("fiscal 2001"). The Board has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. Each director attended all of the meetings of the Board and the committees of the Board on which he served.

         Committees of the Board of Directors. The Executive Committee consists of Messrs. Charles C. Anderson, Chairman of the Committee, Clyde B. Anderson and Ronald G. Bruno. The Executive Committee is authorized to exercise all of the power and authority of the Board of Directors in the management of the business and affairs of the Company, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. The authority of the Executive Committee does not extend to certain fundamental corporate transactions. The Executive Committee does not hold regularly scheduled meetings but meets when necessary. The Executive Committee did not hold any meetings in fiscal 2001.

         The Audit Committee consists of Messrs. J. Barry Mason, Chairman of the Committee, Ronald G. Bruno and William H. Rogers, Jr. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company's auditors. The Audit Committee held two meetings in fiscal 2001.

         The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter. The Audit Committee acts under a written charter first adopted in 1992 and updated in November 2000. The updated charter is attached as Appendix A to this Proxy Statement.

         Audit Fee Summary. During fiscal 2001 Arthur Andersen LLP billed the Company $77,000, including out-of-pocket expenses, for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended February 3, 2001.

         Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during fiscal 2001.

         All Other Fees. Arthur Andersen LLP also billed the Company $23,000, including out-of-pocket expenses, for other services rendered to the Company for the fiscal year ended February 3, 2001, primarily related to employee benefit plan audits.

         The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

         Report of the Audit Committee. The Audit Committee has:

                  - Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended February 3, 2001;

                  - Discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

                  - Received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Standards Board, and discussed with the auditors the auditors' independence; and

                  - Based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended February 3, 2001 for filing with the Securities and Exchange Commission.

         By the Audit Committee of the Board of Directors:

                  J. Barry Mason, Chairman
                  Ronald G. Bruno
                  William H. Rogers, Jr.

         The Compensation Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, establishing salaries, bonuses and other compensation for the Company's executive officers and administering the Company's Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. The Compensation Committee held three meetings in fiscal 2001.

         Compensation of Directors. Directors who are not employees of the Company ("Non Employee Directors") receive an annual retainer fee of $15,000 and an attendance fee of $1,000 for each Board and committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. In addition, the Company's non-employee directors are eligible to receive formula grants of stock options under the Company's Stock Option Plan.

         Under the Company's Stock Option Plan, each director who is not an employee of the Company or its subsidiary shall, on the first day he serves as a director, be automatically granted options to purchase 10,000 shares of Common Stock from the Company at the "fair market value" (as defined in the Stock Option Plan) of such Common Stock on such date. Further, each such director who is serving as a director on the last business day of each calendar year and who has served as a director for more than one year shall automatically be granted options to purchase 6,000 shares of Common Stock from the Company at the fair market value of the Common Stock on such date. Accordingly, each of Messrs. Charles C. Anderson, Terry C. Anderson, Ronald G. Bruno and J. Barry Mason received a grant of options to purchase 6,000 shares of Common Stock at an exercise price of $1.39 per share on December 29, 2000. William H. Rogers, Jr., upon his appointment to the Company's Board of Directors, received a grant of options to purchase 10,000 shares of Common Stock at an exercise price of $2.39 on November 15, 2000. Prior to January 9, 2001, all options granted to directors expired on the sixth anniversary of the date of grant. On January 9, 2001, the Compensation Committee approved an amendment to the Stock Option Plan that allows all options granted after that date to expire on the tenth anniversary of the date of the grant. Each of these options granted to directors of the Company are immediately exercisable and all of the current outstanding options granted to directors expire on the earlier of the sixth anniversary of the date of grant or 90 days after such individual ceases to be a director of the Company.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange

Commission (the "SEC") and the Nasdaq Stock Market, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2001 with all applicable Section 16(a) filing requirements.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and
(iv) all current directors and executive officers as a group. Such information is provided as of April 11, 2001. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% percent of the outstanding Common Stock.

                                                 Amount and Nature of         Percent of
Name of Beneficial Owner                         Beneficial Ownership           Class
------------------------                         --------------------         ----------
Charles C. Anderson 1/                                2,498,873 2/              14.5%

Joel R. Anderson 1/                                   1,782,440 3/              10.4

Clyde B. Anderson 4/                                  1,705,167 5/               9.9

Dimensional Fund Advisors, Inc. 6/                    1,337,200                  7.8

Terry C. Anderson                                       453,272 7/               2.6

Sandra B. Cochran                                       131,927 8/                 *

Terrance G. Finley                                       91,739 9/                 *

Ronald G. Bruno                                          61,000 10/                *

J. Barry Mason                                           30,000 11/                *

Richard S. Wallington                                    18,886 12/                *

William H. Rogers, Jr.                                   10,000 13/                *

All current directors and executive
  officers as a group (9 persons)                     4,917,864 14/             29.0%

---------------

1/ The business address of Mr. Charles C. Anderson and Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630. Mr. Charles C. Anderson serves on the Company's Board of Directors. His brother, Mr. Joel R. Anderson, does not serve as an officer or director of the Company.

2/ Includes 83,000 shares held by a charitable foundation of which Mr. Charles C. Anderson is the Chairman of the Board of Directors, and 6,000 shares subject to options exercisable on or before June 10, 2001.

3/ Includes 83,000 shares held by a charitable foundation of which Mr. Joel R. Anderson is the Chairman of the Board of Directors.

4/ Mr. Clyde B. Anderson's business address is 402 Industrial Lane, Birmingham, Alabama 35211.

5/ Includes 83,000 shares and 50,000 shares held by charitable foundations of which Mr. Clyde B. Anderson is a member of the Board of Directors and the Chairman of the Board of Directors, respectively. This number also includes 148,000 shares subject to options exercisable on or before June 10, 2001.

6/ Dimensional Fund Advisors, Inc. is an investment advisor to a group of four investment companies. Its business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

7/ Includes 18,000 shares subject to options exercisable on or before June 10, 2001.

8/ Includes 129,500 shares subject to options exercisable on or before June 10, 2001.

9/ Includes 88,000 shares subject to options exercisable on or before June 10, 2001.

10/ Includes 24,000 shares subject to options exercisable on or before June 10, 2001.

11/ Includes 28,000 shares subject to options exercisable on or before June 10, 2001.

12/ Includes 14,600 shares subject to options exercisable on or before June 10, 2001.

13/      Represents options exercisable on or before June 10, 2001.

14/ Includes 466,100 shares subject to options exercisable on or before June 10, 2001.

                             EXECUTIVE COMPENSATION

         Pursuant to SEC rules for Proxy Statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that this report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Company's Chief Executive Officer, Mr. Clyde B. Anderson, during fiscal 2001.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee, which consists of Messrs. Ronald G. Bruno (who served as Chairman throughout fiscal 2001), J. Barry Mason and William H. Rogers, Jr., was responsible for establishing salaries, bonuses and other compensation for the Company's executive officers for fiscal 2001, as well as for administering the Company's Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. Each member of the Compensation Committee is a non-employee director.

         Compensation Policy. The Company's executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company's executive compensation policy is intended to:

         - Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

         - Reward performance that facilitates the achievement of the Company's business plan;

         -        Motivate executives to achieve strategic operating objectives;
                  and

         - Align the interests of executives with those of stockholders and the long-term interest of the Company by providing long-term incentive compensation in the form of stock options.

         In light of the Company's compensation policy, the components of its executive compensation program for fiscal 2001 were base salaries, cash bonuses and stock options.

         Base Salary. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a number of factors, including the responsibilities borne by the executive officer and his or her length of service to the Company. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, the Company's financial performance, any change in the executive officer's responsibilities and the executive officer's overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with customers, suppliers and employees, employee safety and leadership and management development. These non-financial measures are subjective in nature. No particular weight is given by the Compensation Committee to any particular factor.

         Cash Bonuses. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus of up to 70% of his or her base salary at the time of the award. Cash bonuses generally are paid pursuant to a bonus program established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer (including the Chief Executive Officer) is eligible to receive a bonus upon the Company achieving certain net income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions.

         Stock Options. In September 1992, the Company adopted a Stock Option Plan under which executive officers, including the Chief Executive Officer, are eligible to receive stock options. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee evaluates the Company's performance against pre-determined target levels of sales, net income and earnings per share in determining whether option grants are warranted and the aggregate amount of such grants. Under the Stock Option Plan, all stock options granted have had exercise prices no less than the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant. Prior to January 9, 2001, all options granted to employees become exercisable in equal annual increments over a five-year period and expired on the sixth anniversary of the date of grant. On January 9, 2001, the Compensation Committee approved an amendment to the Stock Option Plan that allows all options granted after that date to vest in equal annual increments over a three-year period and expire on the tenth anniversary of the date of the grant. The Compensation Committee believes that these features serve to align the interests of executives with those of stockholders and the long-term interests of the Company. Options to purchase 320,000 shares of Common Stock were granted to a total of four executive officers in fiscal 2001. The amount of each executive officer's grant of stock options was based upon an evaluation of such executive officer's responsibilities and performance, the desirability of long-term service from the particular executive officer, the aggregate amount of prior stock option awards to the particular executive officer and the Company's overall financial performance. While the Compensation Committee has not established a target level of stock ownership by the Company's executive officers, it does encourage such ownership and intends to gradually increase the ownership of the Company's Common Stock by executive officers and other key employees.

         Executive Incentive Plan. During fiscal 1995, the Company adopted the Books-A-Million, Inc. Executive Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for awards to certain executive officers of cash, shares of restricted stock or both, based on the achievement of specific pre-established performance goals during a three consecutive fiscal year performance period. No awards were made under the Incentive Plan during fiscal 2001.

         Compensation of Chief Executive Officer. During fiscal 2001, the Company's Chief Executive Officer, Mr. Clyde B. Anderson, earned compensation comprised of each of the base salary and stock option components of the Company's executive compensation program described above. The Compensation Committee established his compensation after reviewing the compensation packages of other chief executive officers of publicly-traded retailers (as reported in such companies' proxy statements). The Compensation Committee considered the size, location, revenues, earnings and capital structure of the retailers whose chief executive officers' compensation packages were reviewed, and attempted to provide Mr. Anderson with comparable compensation based upon the Committee's subjective comparison of the size, location, revenues, earnings and capital structure of the Company. During fiscal 2001, Mr. Anderson also received options to purchase 125,000 shares of Common Stock at an exercise price of $1.69 per share. Mr. Anderson's options have an exercise price equal to the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant and vest in equal annual increments over three years, as do the options granted to other executive officers of the Company.

         Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 limit. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 limit, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                               Mr. Ronald G. Bruno (Chairman)
                               Dr. J. Barry Mason
                               Mr. William H. Rogers, Jr.

         The Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders or its Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Interlocks. As indicated above, the Compensation Committee of the Board of Directors consists of Messrs. Ronald G. Bruno, J. Barry Mason and William H. Rogers, Jr.. During fiscal 2001, Charles C. Anderson, Clyde B. Anderson and Terry C. Anderson served as executive officers or directors of a total of nine companies owned or controlled by the Anderson family (the "Other Companies"), with which there is an "interlock" relationship, as defined by the SEC, arising from the concurrent participation of (i) Charles C. Anderson and Clyde B. Anderson, both as executive officers of the Company and as members of the boards of directors (and/or the compensation committees) of certain of the Other Companies and (ii) Charles C. Anderson and Terry C. Anderson, both as executive officers of certain of the Other Companies and as members of the Board of Directors of the Company.

         Certain Transactions. During fiscal 2001, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Terry C. Anderson and Clyde B. Anderson. The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties for comparable transactions. Significant activities with these entities are discussed in the following paragraphs.

         The Company and American Wholesale Book Company ("American Wholesale") purchase certain of their collectibles and books from Treat Entertainment, Inc. ("Treat"), which is wholly-owned by members of the Anderson family. During fiscal 2001, such purchases from Treat totaled $3,176,664. The Company and American Wholesale also purchase certain of their paperback books, newspapers and a substantial portion of their magazines and music from Anderson News Corporation ("Anderson News"), virtually all of the outstanding stock of which is owned by members of the Anderson family. During fiscal 2001, purchases of these items from Anderson News totaled $30,951,594. During fiscal 2001, the Company and American Wholesale sold books to Treat and Anderson News in the amounts of $366,125 and $3,574,067, respectively. The Company and American Wholesale utilize logistics services from a transportation company, which is majority-owned by members of the Anderson family. During fiscal 2001, such services provided by the transportation company totaled $250,070.

         The Company leases its principal executive offices from a trust, which was established for the benefit of the grandchildren of Mr. Charles C. Anderson. The lease extends to January 31, 2006. During fiscal 2001, the Company paid rent of $119,294 to the trust under this lease. Anderson & Anderson LLC ("A&A"), which is wholly owned by members of the Anderson family, also leases three buildings to the Company. During fiscal 2001, the Company paid A&A a total of $538,955 in connection with such leases.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Compensation Committee Interlocks and Insider Participation - Certain Transactions" above for a description of certain transactions and relationships between the Company (or American Wholesale) and other entities affiliated with certain of its executive officers.

EXECUTIVE OFFICER COMPENSATION

         This section of the Proxy Statement discloses the compensation awarded, paid to or earned by, the Company's Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer during fiscal 2001. Such executive officers are hereinafter referred to as the Company's "Named Executive Officers."

TABLE I - SUMMARY COMPENSATION TABLE

         The following table presents the total compensation of the Company's Named Executive Officers during each of the fiscal years set forth below.

                      TABLE I - SUMMARY COMPENSATION TABLE

                                                 Annual Compensation           Long-Term Compensation
                                          ------------------------------     ---------------------------
                                          Fiscal      Salary       Bonus        Number of Securities          All Other
                  Name                     Year         $           $ 1/     Underlying Options(#) 1/ 2/   Compensation($)
                  ----                    ------      ------      ------     ---------------------------   ---------------
Clyde B. Anderson                          2001       400,000       65,000              125,000                71,088 3/
  Chairman and Chief Executive Officer     2000       336,000      262,500               75,000                20,257 4/
                                           1999       310,000            0               55,000             1,447,855 5/

Sandra B. Cochran                          2001       300,000       37,500               90,000                 6,000 3/
  President and Secretary                  2000       217,000      237,500              160,000                 9,633 4/
                                           1999       193,000       87,250               45,000               914,695 5/

Terrance G. Finley                         2001       225,000      135,000               75,000                 5,820 3/
  President, American Internet Services    2000       173,000      100,000               70,000                 5,489 4/
                                           1999       147,000       45,500               35,000               584,457 5/

Richard S. Wallington                      2001       140,000       12,500               30,000                 3,076 3/
  Chief Financial Officer                  2000       114,000       45,000               20,000                20,809 4/
                                           1999       102,000       25,000                7,000                83,328 5/

1/ In fiscal 1995, the Company's Board of Directors adopted the Books-A-Million, Inc. Executive Incentive Plan and authorized Sandra B. Cochran and Terrance G. Finley to participate in such plan. However, because no awards were made under the Executive Incentive Plan during fiscal 2001, no amounts are included in the table with respect to such plan.

2/ All of the options granted to the Company's Named Executive Officers prior to January 9, 2001 become exercisable in equal increments over five years and expire six years from the date of the grant (or earlier if the optionee dies or ceases to be employed full-time by the Company). Options granted after January 9, 2001 become exercisable in equal increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant (or earlier if the optionee dies or ceases to be employed full-time by the Company).

3/ For fiscal 2001, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan ("Matching Contributions") of $5,100 on behalf of each of Clyde B. Anderson, Sandra B. Cochran and Terrance G. Finley and $2,800 on behalf of Richard S. Wallington and (ii) life insurance premiums of $540 on behalf of each of Clyde B. Anderson and Sandra B. Cochran, and $720 and $276 on behalf of Terrance G. Finley and Richard S. Wallington, respectively.

4/ For fiscal 2000, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan ("Matching Contributions") of $4,800 on behalf of each of Clyde B. Anderson and Sandra B. Cochran, $4,435 on behalf of Terrance G. Finley and $2,255 on behalf of Richard S. Wallington, (ii) life insurance premiums of $1,080, $834, $676 and $355 paid by the Company on behalf of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively and (iii) gain on stock options exercised of $18,199 for Richard S. Wallington.

5/ For fiscal 1999, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan ("Matching Contributions") of $4,800 on behalf of each of Clyde B. Anderson and Sandra B. Cochran, $4,435 on behalf of Terrance G. Finley and $2,248 on behalf of Richard S. Wallington, (ii) life insurance premiums of $890, $645, $503 and $159 paid by the Company on behalf of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively and (iii) gain on stock options exercised of $1,442,165, $909,250, $579,519 and $80,921 for Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively.

STOCK OPTION INFORMATION

         The Company maintains the Books-A-Million, Inc. Stock Option Plan. A total of 3,300,000 shares of Common Stock are authorized to be made available for issuance under the Plan. Options granted under the Plan are either incentive stock options or nonqualified options. The Plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under the Plan, the Company is authorized to issue options to certain officers, employees, consultants and directors of the Company and its subsidiaries. Of the 3,300,000 shares of Common Stock reserved for issuance under the Plan, as of April 11, 2001, 514,380 shares were available for issuance upon the exercise of outstanding options granted under the Plan.

         The Company also maintains separate stock option plans for four of its subsidiaries: American Internet Services, Inc., Booksamillion.com, Inc., NetCentral, Inc. and FaithPoint, Inc. A total of 10,000 shares of Common Stock are authorized to be made available for issuance under each of the subsidiary plans. Options granted under each subsidiary plan are either incentive stock options or nonqualified options. Each subsidiary plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under each subsidiary plan, the Company is authorized to issue options to certain officers, employees, consultants and directors of the Company and its subsidiaries. Of the 10,000 shares of Common Stock reserved for issuance under each subsidiary plan, as of April 11, 2001, all of the shares were available for issuance.

TABLE II - OPTION GRANTS IN FISCAL 2001

         This table presents information regarding options granted to the Company's Named Executive Officers during fiscal 2001 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during fiscal 2001. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                     TABLE II - OPTION GRANTS IN FISCAL 2001

                                                 Individual Grants                                   Realizable Value
                             ------------------------------------------------------------           At Assumed Annual
                              Number of                                                            Rates of Stock Price
                             Securities        Percent of                                            Appreciation for
                             Underlying      Total Options      Exercise                               Option Term
                               Options         Granted to         Price        Expiration         ----------------------
Name                          Granted 1/       Employees        Per Share         Date               5%            10%
----                         -----------     -------------    --------------   ----------         --------      --------
Clyde B. Anderson              125,000           15.2%            $1.69          1/10/11          $132,854      $336,678
Sandra B. Cochran               90,000           11.0%            $1.69          1/10/11           $95,655      $242,408
Terrance G. Finley              75,000            9.1%            $1.69          1/10/11           $79,712      $202,007
Richard S. Wallington           30,000            3.7%            $1.69          1/10/11           $31,885       $80,803

1/ All of the options granted to the Company's Named Executive Officers become exercisable in equal increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed full-time by the Company.

TABLE III - OPTION EXERCISES IN FISCAL 2001 AND FISCAL 2001 YEAR-END OPTION
VALUES

         None of the Company's Named Executive Officers exercised any options during fiscal 2001. The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of February 3, 2001. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $2.13, which was the closing sale price of a share of Common Stock reported in the Nasdaq National Market February 2, 2001 (the last trading day prior to the end of the Company's fiscal year).

                 TABLE III - FISCAL 2001 YEAR-END OPTION VALUES

                             Number of Shares Subject to          Value of Unexercised
                               Unexercised Options at             In-the-Money Options
                                  February 3, 2001                 at February 3, 2001
Name                          Exercisable/Unexercisable         Exercisable/Unexercisable
----                         ---------------------------        -------------------------
Clyde B. Anderson                   148,000/263,000                    $0/$54,375
Sandra B. Cochran                   129,500/279,000                    $0/$39,150
Terrance G. Finley                   88,000/178,000                    $0/$32,625
Richard S. Wallington                 14,600/54,000                    $0/$13,050

PERFORMANCE GRAPH

         The following indexed line graph indicates the Company's total return to stockholders from February 2, 1996 to February 2, 2001, the last trading day prior to the Company's 2001 fiscal year end, as compared to the total return for the Nasdaq Composite Index and the Nasdaq Retail Trade Stock Index for the same period.

                                    [GRAPH]

                              FEB. 2, 1996    JAN. 31, 1997      JAN. 30, 1998    JAN. 29, 1999   JAN. 28, 2000   FEB. 2, 2001
                              ------------    -------------      -------------    -------------   -------------   ------------
Books-A-Million, Inc.             $100            $ 65               $ 65              $123            $ 85           $ 24
NASDAQ Composite Index            $100            $130               $152              $240            $370           $252
NASDAQ Retail Trade Stocks        $100            $123               $143              $175            $140           $108

            PROPOSAL 2 - AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN

         The purpose of the Stock Option Plan is to promote the interests of the Company and its stockholders by providing additional incentives to employees and non-employee directors to increase the value of the Company's stock and to provide employees and non-employee directors with a stake in the future of the Company that corresponds to the stake of each of the Company's stockholders. The Board of Directors feels that the Stock Option Plan has proved to be of substantial value in stimulating the efforts of employees and non-employee directors by increasing their ownership stake in the Company.

         In light of the Company's continued growth, the number of shares remaining for issuance under the Stock Option Plan is insufficient to provide adequately for the continued participation of employees and non-employee directors in the Stock Option Plan in future years. The Stock Option Plan currently provides for options to purchase up to 3,300,000 shares of Common Stock to be granted to full-time employees, including executive officers, and to non-employee directors of the Company. As of April 11, 2001, options to purchase 2,785,620 shares (net of forfeitures) had been granted under the Stock Option Plan, leaving only 514,380 shares available for future grants. For this reason, the Board of Directors has adopted an amendment to the Stock Option Plan to increase the number of shares available for issuance under the Stock Option Plan by an additional 500,000 shares of Common Stock.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
              VOTE IN FAVOR OF THE AMENDMENT TO THE COMPANY'S STOCK
                                  OPTION PLAN.

             PROPOSAL 3 - RATIFICATION OF INDEPENDENT PUBLIC AUDITOR

         The Audit Committee of the Company's Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent auditor for its current fiscal year (fiscal 2002). A representative of this firm is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he or she so desires.

         The Board of Directors believes it is in the Company's interest for the stockholders to have a role in ratifying the Audit Committee's selection of independent auditor. If the stockholders were to vote against ratification of Arthur Andersen LLP as the Company's independent auditor, the Audit Committee may select another independent auditing firm.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
            VOTE IN FAVOR OF THE RATIFICATION OF ARTHUR ANDERSEN LLP
                   AS THE COMPANY'S INDEPENDENT PUBLIC AUDITOR

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any proposal that a stockholder may desire to have included in the Company's proxy material for presentation at the 2002 annual meeting must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention: Mr. Clyde B. Anderson, on or prior to December 28, 2001. Any such proposal received after March 15, 2002 will be considered untimely for purposes of the 2002 annual meeting, and proxies delivered for the 2002 annual meeting will confer discretionary authority to vote on any such matters.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders for fiscal 2001 (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.


                                                                     May 1, 2001
                                                             Birmingham, Alabama

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is a committee of the Board of Directors. It's primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which Management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, Management, internal audit and the independent accountants.

ORGANIZATION

- The Audit Committee shall be appointed annually by the Board of Directors.
- The Audit Committee shall consist of at least two members and shall on and after June 1, 2001, consist of not less than three members.
-        A minimum of two members of the Audit Committee must be independent.
         The third member may be non-independent. The independence of a director is defined by the requirements of the NASDAQ Stock Market, Inc. If a non-independent member exists, the appropriate disclosures must be made in the annual proxy statement.
- At least one member of the Committee shall have a background in financial reporting, accounting or auditing (however, the lack of any such member shall not invalidate or otherwise affect the actions taken by the Committee).
- The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with the written agenda.

In meeting its responsibilities, the Committee shall:

GENERAL

         - Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.
         - Meet two times per year or more frequently as circumstances require.

         - Report Committee actions to the Board of Directors with recommendations, as the Committee may deem appropriate.
         - Review annually and update the Committee's formal charter as well as file the charter with the annual proxy statement as required.
         - Meet at least annually with the independent accountants, internal audit and Management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.
         - Provide for inclusion in the Company's proxy statement or other SEC filings of any report from the Audit Committee required by applicable laws and regulations and stating among other things whether the Audit Committee has:
         - Reviewed and discussed the audited financial statements with management.
         - Discussed with the independent auditors the matters required to be discussed by SAS 61.

                  - Received disclosures from the auditors regarding the auditor's independence as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence.
                  - Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

INTERNAL CONTROLS AND RISK ASSESSMENT

- Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.
- Consider and review with Management, internal audit and the independent accountants:
         - The effectiveness of or weaknesses in the Company's internal controls.
         - Any related significant findings and recommendations of the independent accountants and the internal auditors together with Management's responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.
- Receive periodic information from the independent accountant regarding the independence of the independent accountants, discuss such information with the independent accountant, and, if so determined by the Audit Committee, recommend that the Board take appropriate actions to satisfy itself of the independent accountant's independence.
- Instruct the independent accountants to communicate directly to the Audit Committee any serious difficulties or disputes with Management. The independent accountant is ultimately responsible to the Board of Directors and Audit Committee of the Company.

INTERNAL AUDIT FUNCTION


- Evaluate the internal audit process for establishing the annual internal audit plan and the focus on risk.
-        Evaluate the audit scope and role of internal audit.
-        Consider and review with Management:

                  - Significant findings and Management's response including the timetable for implementation to correct weaknesses.

                  - Any difficulties encountered in the course of their audit such as restrictions on the scope of their work or access to information.

                  - Any changes required in the planned scope of their audit plan.

                  -        The internal audit budget.

FINANCIAL REPORTING

- Advise management based upon its review and discussion whether anything has come to the Audit Committee's attention that causes it to believe that the audited financial statements included in the Company's Form 10-K contain an untrue statement of material fact or omit to state a necessary material fact.
- Review with Management and the independent accountants at the completion of the annual examination:
                  - The Company's annual financial statements and related footnotes.
                  - The independent accountant's audit of the financial statements and their report.
                  - Any significant changes required in the independent accountant's audit plan.
                  - Any difficulties or disputes with Management encountered during the audit.
                  -        The quality of the Company's accounting principles.
                  - Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

EXTERNAL AUDITOR

- Recommend to the Board of Directors the independent accountants to be nominated, approve compensation of the independent accountants and review and approve the discharge of the independent accountants.
- Review the scope and approach of the annual audit with the independent accountants.
- Assess the external auditor's process for identifying and responding to key audit and internal control risks.

COMPLIANCE WITH CODES OF ETHICAL CONDUCT

- Review and monitor, as appropriate with the independent accountants the administration of and compliance with, the Company's code of conduct and the Foreign Corrupt Practices Act.

While the Audit Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assume compliance with laws and regulations and the Company's code of conduct.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                              BOOKS-A-MILLION, INC.

         The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2001, and hereby appoints Clyde B. Anderson and Sandra B. Cochran, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 7, 2001 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, 35203 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder (s). If no direction is made, it will be voted FOR Proposals 1, 2 and 3 on the reverse side and as the proxies deem advisable on such other matters which may properly come before the meeting (Proposal 4).

(1) To elect the nominees listed below to serve as a director of the Company for a three-year term expiring in 2004:

    Charles C. Anderson        J. Barry Mason         William H. Rogers, Jr.

 [ ] FOR the nominees listed above,   [ ] WITHHOLD authority to vote
     except as indicated below.           for all of the nominees listed above.

      * To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee as to whom you wish to withhold authority in the space below:

(2) To approve an amendment to the Company's Stock Option Plan that will increase the number of shares of Common Stock reserved for grants of options under the Plan from 3,300,000 to 3,800,000.

[ ] FOR      [ ] AGAINST    [ ] ABSTAIN





(3) To ratify the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditor for the fiscal year 2002.

[ ] FOR     [ ] AGAINST      [ ] ABSTAIN

(4) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.


                                             Dated                   , 2001
                                                   ------------------



                                             -----------------------------------
                                             Signature



                                             -----------------------------------
                                             Signature (if held jointly)
                                             Title or authority (if
                                             applicable)

                                             NOTE: Please sign exactly as
                                             name appears hereon. If
                                             shares are registered in more
                                             than one name, the signature
                                             of all such persons are
                                             required. A corporation
                                             should sign in its full
                                             corporate name by a duly
                                             authorized officer, stating
                                             his or her title. Trustees,
                                             guardians, executors and
                                             administrators should sign in
                                             their official capacity,
                                             giving their full title as
                                             each. If a partnership,
                                             please sign in the
                                             partnership name by an
                                             authorized person.